Exhibit 99.1

Investor Relations Contact:
Erik Yohe
214-525-4634
eyohe@hilltop-holdings.com

Hilltop Holdings Inc. Announces Financial Results for Second Quarter 2023

DALLAS — (BUSINESS WIRE) July 20, 2023 — Hilltop Holdings Inc. (NYSE: HTH) (“Hilltop”) today announced financial results for the second quarter of 2023. Hilltop produced income to common stockholders of $18.1 million, or $0.28 per diluted share, for the second quarter of 2023, compared to $33.3 million, or $0.45 per diluted share, for the second quarter of 2022. Hilltop’s financial results for the second quarter of 2023 included significant decreases in year-over-year mortgage origination segment net gains from sales of loans and other mortgage production income, an increase in the provision for credit losses from a build in the allowance within the banking segment, and increases in net revenues within certain of the broker-dealer segment’s business lines.

Hilltop also announced that its Board of Directors declared a quarterly cash dividend of $0.16 per common share, payable on August 25, 2023, to all common stockholders of record as of the close of business on August 11, 2023.

Headwinds that began in 2022, and continued through the first half of 2023, including the impact of tight housing inventories on mortgage volumes, declining deposit balances, rapid increases in market interest rates and a declining economic forecast have had, and are expected to continue to have, an adverse impact on our operating results during the remainder of 2023. The impacts of such headwinds during the remainder of 2023 remain uncertain and will depend on developments outside of our control, including, among others, the timing and significance of further changes in U.S. treasury yields and mortgage interest rates, exposure to increasing funding costs, inflationary pressures associated with compensation, occupancy and software costs and labor market conditions, the Russian-Ukraine conflict and its impact on supply chains, and disruptions to the economy and the U.S. banking system caused by recent bank failures.

Jeremy B. Ford, President and CEO of Hilltop, said “Hilltop’s operating results during the second quarter of 2023 reflected the challenging environment which included rising funding costs, an inverted yield curve and economic uncertainties. PlainsCapital Bank recognized an increase in its provision expense due to a combination of factors including deterioration in the economic outlook, negative credit migration and loan growth, as well as a decline in its net interest margin. At PrimeLending, we saw a modest rebound in the gain-on-sale margin, though the business continues to face challenges from a lack of housing inventory and affordability across the country. HilltopSecurities benefited from higher interest rates this quarter that drove a pre-tax margin of 16% on a 13% year-over-year increase in net revenues.

“As we enter the second half of 2023, we remain focused on maintaining our strong capital and liquidity positions, controlling expenses, and continuing to serve our valued clients.”

Second Quarter 2023 Highlights for Hilltop:

●	The provision for credit losses was $14.8 million during the second quarter of 2023, compared to a provision for credit losses of $2.3 million in the first quarter of 2023 and a provision for credit losses of $5.3 million in the second quarter of 2022;
o	The provision for credit losses during the second quarter of 2023 reflected a significant build in the allowance related to loan portfolio changes since the prior quarter and a deteriorating outlook for commercial real estate markets.
●	For the second quarter of 2023, net gains from sale of loans and other mortgage production income and mortgage loan origination fees within our mortgage origination segment was $90.0 million, compared to $139.9 million in the second quarter of 2022, a 35.7% decrease;
o	Mortgage loan origination production volume was $2.5 billion during the second quarter of 2023, compared to $3.8 billion in the second quarter of 2022;
o	Net gains from mortgage loans sold to third parties increased to 207 basis points during the second quarter of 2023, compared to 193 basis points in the first quarter of 2023.
●	Hilltop’s consolidated annualized return on average assets and return on average stockholders’ equity for the second quarter of 2023 were 0.47% and 3.53%, respectively, compared to 0.80% and 5.82%, respectively, for the second quarter of 2022;

●	Hilltop’s book value per common share increased to $31.71 at June 30, 2023, compared to $31.63 at March 31, 2023;
●	Hilltop’s total assets were $17.1 billion and $17.0 billion at June 30, 2023 and March 31, 2023, respectively;
●	Loans[1], net of allowance for credit losses, were $7.9 billion and $7.7 billion at June 30, 2023 and March 31, 2023, respectively;
●	Non-performing loans were $39.0 million, or 0.40% of total loans, at June 30, 2023, compared to $27.4 million, or 0.30% of total loans, at March 31, 2023;
●	Loans held for sale increased by 28.2% from March 31, 2023 to $1.3 billion at June 30, 2023;
●	Total deposits were $11.2 billion and $11.1 billion at June 30, 2023 and March 31, 2023, respectively;
o	Total estimated uninsured deposits were $4.4 billion, or approximately 40% of total deposits, while estimated uninsured deposits, excluding collateralized deposits of $350.7 million, were $4.1 billion, or approximately 37% of total deposits at June 30, 2023.
●	Hilltop maintained strong capital levels[2] with a Tier 1 Leverage Ratio[3] of 11.47% and a Common Equity Tier 1 Capital Ratio of 17.63% at June 30, 2023;
●	Hilltop’s consolidated net interest margin[4] decreased to 3.03% for the second quarter of 2023, compared to 3.28% in the first quarter of 2023;
●	For the second quarter of 2023, noninterest income was $190.7 million, compared to $239.3 million in the second quarter of 2022, a 20.3% decrease;
●	For the second quarter 2023, noninterest expense was $267.0 million, compared to $298.5 million in the second quarter of 2022, a 10.6% decrease; and
●	Hilltop’s effective tax rate was 26.4% during the second quarter of 2023, compared to 25.6% during the same period in 2022.
o	The effective tax rate for the second quarter of 2023 was higher than the applicable statutory rate primarily due to the booking of additional taxes from a recent change in the source of funding for an acquired non-qualified, deferred compensation plan.

1  “Loans” reflect loans held for investment excluding broker-dealer margin loans, net of allowance for credit losses, of $358.5 million and $360.6 million at June 30, 2023 and March 31, 2023, respectively.

2  Capital ratios reflect Hilltop’s decision to elect the transition option as issued by the federal banking regulatory agencies in March 2020 that permits banking institutions to mitigate the estimated cumulative regulatory capital effects from CECL over a five-year transitionary period.

3  Based on the end of period Tier 1 capital divided by total average assets during the quarter, excluding goodwill and intangible assets.

4  Net interest margin is defined as net interest income divided by average interest-earning assets.

Consolidated Financial and Other Information

Consolidated Balance Sheets	June 30,	March 31,	December 31,	September 30,	June 30,
(in 000's)	2023	2023	2022	2022	2022
Cash and due from banks	$1,584,709	$1,764,081	$1,579,512	$1,777,584	$1,783,554
Federal funds sold	650	743	650	663	381
Assets segregated for regulatory purposes	50,711	36,199	67,737	109,358	120,816
Securities purchased under agreements to resell	143,982	144,201	118,070	145,365	139,929
Securities:
Trading, at fair value	696,649	692,908	755,032	641,864	593,273
Available for sale, at fair value, net (1)	1,526,869	1,641,571	1,658,766	1,584,724	1,562,222
Held to maturity, at amortized cost, net (1)	847,437	862,280	875,532	889,452	920,583
Equity, at fair value	258	231	200	209	197
	3,071,213	3,196,990	3,289,530	3,116,249	3,076,275
Loans held for sale	1,333,044	1,040,138	982,616	1,003,605	1,491,579
Loans held for investment, net of unearned income	8,354,122	8,192,846	8,092,673	7,944,246	7,930,619
Allowance for credit losses	(109,306)	(97,354)	(95,442)	(91,783)	(95,298)
Loans held for investment, net	8,244,816	8,095,492	7,997,231	7,852,463	7,835,321

Broker-dealer and clearing organization receivables	1,474,177	1,560,246	1,038,055	1,255,052	1,049,830
Premises and equipment, net	176,574	180,132	184,950	191,423	195,361
Operating lease right-of-use assets	97,979	100,122	102,443	103,099	106,806
Mortgage servicing assets	95,101	103,314	100,825	156,539	121,688
Other assets	588,166	529,438	518,899	624,235	513,570
Goodwill	267,447	267,447	267,447	267,447	267,447
Other intangible assets, net	9,772	10,544	11,317	12,209	13,182
Total assets	$17,138,341	$17,029,087	$16,259,282	$16,615,291	$16,715,739

Deposits:
Noninterest-bearing	$3,451,438	$3,807,878	$3,968,862	$4,546,816	$4,601,643
Interest-bearing	7,712,739	7,289,269	7,346,887	6,805,198	7,319,143
Total deposits	11,164,177	11,097,147	11,315,749	11,352,014	11,920,786
Broker-dealer and clearing organization payables	1,306,646	1,383,317	966,470	1,176,156	934,818
Short-term borrowings	1,628,637	1,572,794	970,056	942,309	822,649
Securities sold, not yet purchased, at fair value	74,761	51,497	53,023	99,515	135,968
Notes payable	364,531	376,410	346,654	390,354	389,722
Operating lease liabilities	119,999	122,878	126,759	120,635	124,406
Other liabilities	389,336	341,246	417,042	475,425	329,987
Total liabilities	15,048,087	14,945,289	14,195,753	14,556,408	14,658,336

Common stock	651	650	647	646	646
Additional paid-in capital	1,050,191	1,044,774	1,046,331	1,043,605	1,039,261
Accumulated other comprehensive loss	(131,718)	(125,461)	(133,531)	(119,864)	(95,279)
Retained earnings	1,144,624	1,136,901	1,123,636	1,107,586	1,085,208
Deferred compensation employee stock trust, net	450	446	481	479	695
Employee stock trust	(599)	(599)	(640)	(641)	(954)
Total Hilltop stockholders' equity	2,063,599	2,056,711	2,036,924	2,031,811	2,029,577
Noncontrolling interests	26,655	27,087	26,605	27,072	27,826
Total stockholders' equity	2,090,254	2,083,798	2,063,529	2,058,883	2,057,403
Total liabilities & stockholders' equity	$17,138,341	$17,029,087	$16,259,282	$16,615,291	$16,715,739

(1)	At June 30, 2023, the amortized cost of the available for sale securities portfolio was $1,658,036, while the fair value of the held to maturity securities portfolio was $755,186.

	Three Months Ended
Consolidated Income Statements	June 30,	March 31,	December 31,	September 30,	June 30,
(in 000's, except per share data)	2023	2023	2022	2022	2022
Interest income:
Loans, including fees	$138,397	$123,379	$117,906	$109,165	$98,728
Securities borrowed	18,515	17,068	14,162	10,938	10,498
Securities:
Taxable	26,719	25,602	23,293	19,642	17,288
Tax-exempt	2,566	3,188	3,002	2,451	2,141
Other	27,229	22,190	21,611	14,276	6,478
Total interest income	213,426	191,427	179,974	156,472	135,133

Interest expense:
Deposits	54,726	35,824	28,238	12,525	5,456
Securities loaned	16,413	15,346	13,179	9,407	8,512
Short-term borrowings	17,706	12,444	10,278	5,550	3,020
Notes payable	3,973	3,853	3,988	3,907	3,809
Other	2,342	2,255	849	1,597	2,280
Total interest expense	95,160	69,722	56,532	32,986	23,077

Net interest income	118,266	121,705	123,442	123,486	112,056
Provision for (reversal of) credit losses	14,836	2,331	3,638	(780)	5,336
Net interest income after provision for (reversal of) credit losses	103,430	119,374	119,804	124,266	106,720

Noninterest income:
Net gains from sale of loans and other mortgage production income	48,535	39,966	35,949	57,998	97,543
Mortgage loan origination fees	41,440	28,777	35,198	39,960	42,378
Securities commissions and fees	29,606	31,223	33,143	34,076	34,757
Investment and securities advisory fees and commissions	32,037	26,848	30,661	35,031	32,002
Other	39,034	35,680	34,833	39,910	32,593
Total noninterest income	190,652	162,494	169,784	206,975	239,273

Noninterest expense:
Employees' compensation and benefits	176,908	167,817	167,892	200,450	205,327
Occupancy and equipment, net	23,025	22,865	23,077	25,041	24,231
Professional services	12,594	10,697	11,555	10,631	16,246
Other	54,450	49,091	50,844	52,616	52,739
Total noninterest expense	266,977	250,470	253,368	288,738	298,543

Income before income taxes	27,105	31,398	36,220	42,503	47,450
Income tax expense	7,167	3,630	9,642	9,249	12,127
Net income	19,938	27,768	26,578	33,254	35,323
Less: Net income attributable to noncontrolling interest	1,805	1,968	1,022	1,186	2,063
Income attributable to Hilltop	$18,133	$25,800	$25,556	$32,068	$33,260

Earnings per common share:
Basic	$0.28	$0.40	$0.40	$0.50	$0.45
Diluted	$0.28	$0.40	$0.39	$0.50	$0.45

Cash dividends declared per common share	$0.16	$0.16	$0.15	$0.15	$0.15

Weighted average shares outstanding:
Basic	65,025	64,901	64,602	64,552	73,693
Diluted	65,054	64,954	64,779	64,669	73,838

	Three Months Ended June 30, 2023
Segment Results			Mortgage		All Other and	Hilltop
(in 000's)	Banking	Broker-Dealer	Origination	Corporate	Eliminations	Consolidated
Net interest income (expense)	$100,986	$13,201	$(5,901)	$(3,479)	$13,459	$118,266
Provision for (reversal of) credit losses	14,900	(64)	—	—	—	14,836
Noninterest income	11,189	100,040	90,079	3,081	(13,737)	190,652
Noninterest expense	57,436	94,853	98,660	16,301	(273)	266,977
Income (loss) before taxes	$39,839	$18,452	$(14,482)	$(16,699)	$(5)	$27,105

	Six Months Ended June 30, 2023
Segment Results			Mortgage		All Other and	Hilltop
(in 000's)	Banking	Broker-Dealer	Origination	Corporate	Eliminations	Consolidated
Net interest income (expense)	$205,756	$27,064	$(10,109)	$(6,801)	$24,061	$239,971
Provision for (reversal of) credit losses	16,500	667	—	—	—	17,167
Noninterest income	22,379	190,675	158,909	5,786	(24,603)	353,146
Noninterest expense	113,563	185,198	187,413	31,814	(541)	517,447
Income (loss) before taxes	$98,072	$31,874	$(38,613)	$(32,829)	$(1)	$58,503

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
Selected Financial Data	2023	2023	2022	2022	2022

Hilltop Consolidated:
Return on average stockholders' equity	3.53%	5.12%	4.99%	6.26%	5.82%
Return on average assets	0.47%	0.69%	0.63%	0.79%	0.80%
Net interest margin (1)	3.03%	3.28%	3.23%	3.19%	2.75%
Net interest margin (taxable equivalent) (2):
As reported	3.03%	3.28%	3.24%	3.20%	2.76%
Impact of purchase accounting	9 bps	6 bps	7 bps	8 bps	8 bps
Book value per common share ($)	31.71	31.63	31.49	31.46	31.43
Shares outstanding, end of period (000's)	65,071	65,023	64,685	64,591	64,576
Dividend payout ratio (3)	57.37%	40.25%	37.92%	30.19%	33.33%

Banking Segment:
Net interest margin (1)	3.11%	3.40%	3.42%	3.42%	2.97%
Net interest margin (taxable equivalent) (2):
As reported	3.11%	3.41%	3.43%	3.43%	2.98%
Impact of purchase accounting	11 bps	7 bps	8 bps	10 bps	10 bps
Accretion of discount on loans ($000's)	3,334	1,870	2,173	2,858	3,011
Net recoveries (charge-offs) ($000's)	(2,884)	(419)	21	(2,735)	(1,223)
Return on average assets	0.89%	1.44%	1.31%	1.41%	1.09%
Fee income ratio	10.0%	9.6%	9.8%	9.9%	11.0%
Efficiency ratio	51.2%	48.4%	48.9%	48.9%	50.4%
Employees' compensation and benefits ($000's)	30,603	32,681	34,526	35,934	33,554

Broker-Dealer Segment:
Net revenue ($000's) (4)	113,241	104,498	106,919	114,184	100,229
Employees' compensation and benefits ($000's)	65,290	62,429	60,552	70,274	64,494
Variable compensation expense ($000's)	34,798	30,821	32,042	42,567	37,471
Compensation as a % of net revenue	57.7%	59.7%	56.6%	61.5%	64.3%
Pre-tax margin (5)	16.3%	12.8%	18.5%	15.3%	9.1%

Mortgage Origination Segment:
Mortgage loan originations - volume ($000's):
Home purchases	2,301,007	1,607,330	1,895,731	2,832,136	3,342,103
Refinancings	150,643	125,423	147,511	211,075	467,117
Total mortgage loan originations - volume	2,451,650	1,732,753	2,043,242	3,043,211	3,809,220
Mortgage loan sales - volume ($000's)	2,115,706	1,661,521	2,038,990	3,419,950	3,872,935
Net gains from mortgage loan sales (basis points):
Loans sold to third parties	207	193	211	227	260
Impact of loans retained by banking segment	(6)	(7)	(19)	(9)	(7)
As reported	201	186	192	218	253
Mortgage servicing rights asset ($000's) (6)	95,101	103,314	100,825	156,539	121,688
Employees' compensation and benefits ($000's)	70,982	62,355	64,940	86,079	100,206
Variable compensation expense ($000's)	36,249	25,573	26,724	44,312	56,525

(1)	Net interest margin is defined as net interest income divided by average interest-earning assets.
(2)	Net interest margin (taxable equivalent), a non-GAAP measure, is defined as taxable equivalent net interest income divided by average interest-earning assets. Taxable equivalent adjustments are based on the applicable 21% federal income tax rate for all periods presented. The interest income earned on certain earning assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of net interest margins for all earning assets, we use net interest income on a taxable-equivalent basis in calculating net interest margin by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments. The taxable equivalent adjustments to interest income for Hilltop (consolidated) were $0.1 million, $0.1 million, $0.3 million, $0.4 million and $0.4 million, respectively, for the periods presented and for the banking segment were $0.2 million for each of the periods presented.
(3)	Dividend payout ratio is defined as cash dividends declared per common share divided by basic earnings per common share.
(4)	Net revenue is defined as the sum of total broker-dealer net interest income and total broker-dealer noninterest income.
(5)	Pre-tax margin is defined as income before income taxes divided by net revenue.
(6)	Reported on a consolidated basis and therefore does not include mortgage servicing rights assets related to loans serviced for the banking segment, which are eliminated in consolidation.

	June 30,	March 31,	December 31,	September 30,	June 30,
Capital Ratios	2023	2023	2022	2022	2022
Tier 1 capital (to average assets):
PlainsCapital	10.28%	10.69%	10.26%	10.29%	9.67%
Hilltop	11.47%	11.82%	11.47%	11.41%	10.53%
Common equity Tier 1 capital (to risk-weighted assets):
PlainsCapital	14.51%	14.97%	14.98%	14.68%	14.65%
Hilltop	17.63%	17.99%	18.23%	17.45%	17.24%
Tier 1 capital (to risk-weighted assets):
PlainsCapital	14.51%	14.97%	14.98%	14.68%	14.65%
Hilltop	17.63%	17.99%	18.23%	17.45%	17.24%
Total capital (to risk-weighted assets):
PlainsCapital	15.59%	15.94%	15.91%	15.54%	15.55%
Hilltop	20.44%	20.75%	20.98%	20.07%	19.90%

	June 30,	March 31,	December 31,	September 30,	June 30,
Non-Performing Assets Portfolio Data	2023	2023	2022	2022	2022
Loans accounted for on a non-accrual basis ($000's):
Commercial real estate	3,552	1,973	4,269	4,735	4,947
Commercial and industrial	21,442	10,807	9,095	12,078	13,315
Construction and land development	593	199	198	1	1
1-4 family residential	13,360	14,387	15,941	16,968	16,542
Consumer	9	12	14	16	19
Broker-dealer	—	—	—	—	—
	38,956	27,378	29,517	33,798	34,824
Troubled debt restructurings included in accruing loans held for investment ($000's) (1)	—	—	803	825	857
Non-performing loans ($000's) (1)	38,956	27,378	30,320	34,623	35,681

Non-performing loans as a % of total loans ($000's) (1)	0.40%	0.30%	0.33%	0.39%	0.38%

Other real estate owned ($000's)	3,481	3,202	2,325	1,637	1,516

Other repossessed assets ($000's)	—	—	—	—	—

Non-performing assets ($000's) (1)	42,437	30,580	32,645	36,260	37,197

Non-performing assets as a % of total assets ($000's) (1)	0.25%	0.18%	0.20%	0.22%	0.22%

Loans past due 90 days or more and still accruing ($000's) (2)	130,036	114,523	92,099	96,532	82,410

(1)	Effective January 1, 2023, we adopted Accounting Standards Update (“ASU”) 2022-02 which eliminated the recognition and measurement guidance on troubled debt restructurings for creditors. Therefore, we no longer present troubled debt restructurings as a component of non-performing loans and assets.
(2)	Loans past due 90 days or more and still accruing were primarily comprised of loans held for sale and guaranteed by U.S. government agencies, including loans that are subject to repurchase, or have been repurchased, by PrimeLending.

	Three Months Ended June 30,
	2023			2022
	Average	Interest	Annualized	Average	Interest	Annualized
	Outstanding	Earned	Yield or	Outstanding	Earned	Yield or
Net Interest Margin (Taxable Equivalent) Details (1)	Balance	or Paid	Rate	Balance	or Paid	Rate
Assets
Interest-earning assets
Loans held for sale	$1,043,526	$14,125	5.41%	$1,375,395	$14,302	4.16%
Loans held for investment, gross (2)	8,033,095	124,272	6.21%	7,838,090	84,426	4.32%
Investment securities - taxable	2,776,375	26,719	3.85%	2,779,458	17,288	2.49%
Investment securities - non-taxable (3)	412,609	2,410	2.34%	250,303	2,557	4.09%
Federal funds sold and securities purchased under agreements to resell	123,219	2,190	7.13%	193,851	481	1.00%
Interest-bearing deposits in other financial institutions	1,711,945	21,273	4.98%	2,602,154	4,984	0.77%
Securities borrowed	1,477,502	18,515	4.96%	1,273,368	10,498	3.26%
Other	82,608	3,766	18.29%	53,962	1,013	7.53%
Interest-earning assets, gross (3)	15,660,879	213,270	5.46%	16,366,581	135,549	3.32%
Allowance for credit losses	(97,387)			(91,619)
Interest-earning assets, net	15,563,492			16,274,962
Noninterest-earning assets	1,355,997			1,516,266
Total assets	$16,919,489			$17,791,228

Liabilities and Stockholders' Equity
Interest-bearing liabilities
Interest-bearing deposits	$7,736,582	$54,726	2.84%	$7,768,772	$5,456	0.28%
Securities loaned	1,373,435	16,413	4.79%	1,114,923	8,512	3.06%
Notes payable and other borrowings	1,861,063	24,021	5.18%	1,303,678	9,109	2.80%
Total interest-bearing liabilities	10,971,080	95,160	3.48%	10,187,373	23,077	0.91%
Noninterest-bearing liabilities
Noninterest-bearing deposits	3,540,643			4,552,424
Other liabilities	320,706			731,635
Total liabilities	14,832,429			15,471,432
Stockholders’ equity	2,060,677			2,292,816
Noncontrolling interest	26,383			26,980
Total liabilities and stockholders' equity	$16,919,489			$17,791,228

Net interest income (3)		$118,110			$112,472
Net interest spread (3)			1.98%			2.41%
Net interest margin (3)			3.03%			2.76%

(1)	Information presented on a consolidated basis.
(2)	Average balance includes non-accrual loans.
(3)	Presented on a taxable-equivalent basis with annualized taxable equivalent adjustments based on the applicable 21% federal income tax rate for the periods presented. The adjustment to interest income was $0.1 million and $0.4 million for the three months ended June 30, 2023 and 2022, respectively.

Conference Call Information

Hilltop will host a live webcast and conference call at 8:00 AM Central (9:00 AM Eastern) on Friday, July 21, 2023. Hilltop President and CEO Jeremy B. Ford and Hilltop CFO William B. Furr will review second quarter 2023 financial results. Interested parties can access the conference call by dialing 1-888-886-7786 (North America) and then using the access code 19821733. The conference call also will be webcast simultaneously on Hilltop’s Investor Relations website (http://ir.hilltop-holdings.com).

About Hilltop

Hilltop Holdings is a Dallas-based financial holding company. Its primary line of business is to provide business and consumer banking services from offices located throughout Texas through PlainsCapital Bank. PlainsCapital Bank’s wholly owned subsidiary, PrimeLending, provides residential mortgage lending throughout the United States. Hilltop Holdings’ broker-dealer subsidiaries, Hilltop Securities Inc. and Momentum Independent Network Inc., provide a full complement of securities brokerage, institutional and investment banking services in addition to clearing services and retail financial advisory. At June 30, 2023, Hilltop employed approximately 4,075 people and operated approximately 344 locations in 48 states. Hilltop Holdings’ common stock is listed on the New York Stock Exchange under the symbol “HTH.” Find more information at Hilltop-Holdings.com, PlainsCapital.com, PrimeLending.com and HilltopSecurities.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements anticipated in such statements. Forward-looking statements speak only as of the date they are made and, except as required by law, we do not assume any duty to update forward-looking statements. Such forward-looking statements include, but are not limited to, statements concerning such things as our plans, objectives, strategies, expectations, intentions and other statements that are not statements of historical fact, and may be identified by words such as “anticipates,” “believes,” “building,” “continue,” “could,” “drive,” “estimates,” “expects,” “extent,” “focus,” “forecasts,” “goal,” “guidance,” “intends,” “may,” “might,” “outlook,” “plan,” “position,” “probable,” “progressing,” “projects,” “prudent,” “seeks,” “should,” “target,” “view,” “will” or “would” or the negative of these words and phrases or similar words or phrases. The following factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements: (i) the credit risks of lending activities, including our ability to estimate credit losses and the allowance for credit losses, as well as the effects of changes in the level of, and trends in, loan delinquencies and write-offs; (ii) effectiveness of our data security controls in the face of cyber attacks and any reputational risks following a cybersecurity incident; (iii) changes in general economic, market and business conditions in areas or markets where we compete, including changes in the price of crude oil; (iv) changes in the interest rate environment; (v) risks associated with concentration in real estate related loans; (vi) disruptions to the economy and the U.S. banking system caused by recent bank failures, risks associated with uninsured deposits and responsive measures by federal or state governments or banking regulators, including increases in the cost of our deposit insurance assessments, and (vii) legal, reputational, and financial risks resulting from cybersecurity incidents. For further discussion of such factors, see the risk factors described in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and other reports that are filed with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement.

Source: Hilltop Holdings Inc.